                                                              EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     -------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2)--------

                        -------------------------------

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                                               13-4994650
(State of incorporation                                          (I.R.S. employer
if not a national bank)                                       identification No.)

270 Park Avenue
New York, New York                                                          10017
(Address of principal executive offices)                               (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York  10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

              ----------------------------------------------------
                      E.I. du Pont de Nemours and Company
              (Exact name of obligor as specified in this charter)

Delaware                                                               51-0014090
(State or other jurisdiction of                                  (I.R.S. employer
incorporation or organization                                 identification No.)

1007 Market Street
Wilmington, Delaware                                                       19898
(Address of principal executive offices)                              (Zip Code)

                ------------------------------------------------
                                Debt Securities
                      (Title of the indenture securities)

          -----------------------------------------------------------

                                    GENERAL


Item 1.    General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

           Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

           Federal Deposit Insurance Corporation, Washington, D.C. 20429.

           (b) Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.    Affiliations with the Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.





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
Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                   SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of APRIL, 1994.


                                                CHEMICAL BANK



                                                By /s/ G. John Kirsch
                                                   -----------------------------
                                                       G. John Kirsch
                                                       Assistant Vice President





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





                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF


                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

            at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                         ASSETS
                                                                                            Dollar Amounts
                                                                                              in Millions
Cash and balances due from depository institutions:
         Noninterest-bearing balances and
         currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $4,371
         Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . .                 5,829
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                21,834
Federal Funds sold and securities purchased under
         agreements to resell in domestic offices of the
         bank and of its Edge and Agreement subsidiaries,
         and in IBF's:
         Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2,125
         Securities purchased under agreements to resell  . . . . . . . . . . . . .                   900
Loans and leases financing receivables:
         Loans and leases, net of unearned income             $60,826
         Less: Allowance for loan and lease losses              2,326
         Less: Allocated transfer risk reserve                    121
         Loans and leases, net of unearned income,           --------
         allowance, and reserve . . . . . . . . . . . . . . . . . . . . . . . . . .                58,379
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . .                 8,556
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . .                 1,238
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   713
Investments in unconsolidated subsidiaries and
         associated companies . . . . . . . . . . . . . . . . . . . . . . . . . . .                   112
Customer's liability to this bank on acceptance
         outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,063
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   526
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 9,864
                                                                                                 --------

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $115,510
                                                                                                 ========




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





                                 LIABILITIES

Deposits
     In domestic offices  . . . . . . . . . . . . . . . . . . . . . .                             $51,611
     Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . .  $ 19,050
     Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . .    32,561
                                                                       --------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            24,886
     Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . $    136
     Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . .  24,750
                                                                       --------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and  of its
     Edge and Agreement subsidiaries, and in IFB's
     Federal funds purchased  . . . . . . . . . . . . . . . . . . . . .                             8,496
     Securities sold under agreements to repurchase   . . . . . . . . .                               514
Demand notes issued to the U.S Treasury . . . . . . . . . . . . . . . .                             1,501
Other Borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . .                             8,538
Mortgage indebtedness and obligations under capitalized
     leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                20
Bank's liability on acceptances executed and outstanding  . . . . . . .                             1,084
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . .                             3,500
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .                             7,419

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .                           107,569
                                                                                                  -------


                                EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               620
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             4,501
Undivided profits and capital reserves  . . . . . . . . . . . . . . . .                             2,663
Less: Net unrealized loss on marketable equity securities . . . . . . .                              (159)
Cumulative foreign currency translation adjustments . . . . . . . . . .                                (2)

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . .                             7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
 STOCK AND EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . .                          $115,510
                                                                                                 ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                         JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                         WALTER V. SHIPLEY         )
                                         EDWARD D. MILLER          ) DIRECTORS
                                         WILLIAM B. HARRISON       )



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